UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2022

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475)238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2022, the Board of Directors (the “Board”) of BioXcel Therapeutics, Inc. (the “Company”) appointed Michael Miller to the Board, effective July 1, 2022. Mr. Miller will serve as a Class II director for a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. In connection with his appointment, Mr. Miller was also appointed to the Audit Committee, effective with his commencement of service.

Mr. Miller, 65, has served as an advisor to pharmaceutical companies, Zentalis Pharmaceuticals, Inc. and Protagonist Therapeutics, Inc., since July 2021 and September 2020, respectively. Prior to that, he served as Executive Vice President, Commercial of Jazz Pharmaceuticals plc from March 2014 to August 2020. Since May 2018, Mr. Miller has served on the Board of Puma Biotechnology Inc., where he also serves on the Compensation Committee. Mr. Miller received his B.S. from the University of San Francisco and his M.B.A. from San Francisco State University. The Board believes that Mr. Miller’s extensive experience at commercial pharmaceutical and public companies will be valuable contributions to the Board.

Mr. Miller is eligible to participate in the Company’s Non-Employee Director Compensation Program, as previously disclosed, which provides for annual compensation in the form of cash and equity-based awards. In addition, effective with his commencement of service on July 1, 2022 (the “initial award grant date”), Mr. Miller will be entitled to receive an option to purchase 30,000 shares of the Company’s common stock, which award will vest and become exercisable in three substantially equal installments on each of the first three anniversaries of the initial award grant date, subject to Mr. Miller’s continued service as a non-employee director through each such vesting date.

Mr. Miller is expected to enter into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2022	BIOXCEL THERAPEUTICS, INC.

/s/ Javier Rodriguez
Javier Rodriguez
Chief Legal Officer